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              Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 15 to the Registration Statement (Form S-6 No. 33-22740) pertaining to the Lincoln Life Flexible Premium Variable Life Account G, and to the use therein of our reports dated (a) January 31, 2000, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 24, 2000, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account G.


                                              /s/Ernst & Young LLP



Fort Wayne, Indiana
April 10, 2000